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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' REPORT

[LETTERHEAD OF DELOITTE & TOUCHE LLP]

                                                                        Deloitte
                                                                        & Touche


INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Telemundo Holdings, Inc. and subsidiaries
Hialeah, Florida

We have audited the accompanying consolidated balance sheets of Telemundo Holdings, Inc. and subsidiaries (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5 to the consolidated financial statements, in 2001 the Company adopted Statement of Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities".

/s/ Deloitte & Touche LLP

New York, New York
March 8, 2002

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Deloitte
Touche
Tohmatsu
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